Exhibit 99.1

FOR IMMEDIATE RELEASE

Dakota Plains HOLDINGS, INC. Reports second

Quarter 2013 Financial Results

Operations Remain Competitive Despite Collapsed Pricing Spread

Pioneer Terminal Expansion On Schedule For Year-End 2013 Completion

Paradigm Midstream Announces Pipeline To Pioneer Terminal

UNIMIN Deal Launches Inbound Commodity Services

WAYZATA, Minnesota, (August 8, 2013) Dakota Plains Holdings, Inc. (“Dakota Plains” and “DAKP”), (OTC: DAKP), today announced financial results for the three and six months ended June 30, 2013.

Second Quarter 2013 Operational and Financial Highlights

•	Net loss was $(0.6) million compared to net income of $0.6 million sequentially and $3.4 million for the same period in 2012.
•	Adjusted EBITDA was $1.5 million compared to $2.4 million sequentially and $6.3 million for the same period in 2012.
•	JV transloading volumes of 2.3 million barrels of oil were down slightly from 2.4 million barrels sequentially and up 27% from 1.8 million barrels for the same period in 2012.
•	JV marketing volumes sold of 2.6 million barrels of oil were flat sequentially and increased 34% from 1.9 million barrels in the same period in 2012.
•	JV trucking volumes, which commenced in the third quarter of 2012, were 1.3 million barrels of oil up from 1.1 million barrels sequentially.
•	The Pioneer Terminal expansion commenced on March 25 and is on schedule to increase throughput capacity to 80,000 barrels per day by year-end 2013.
•	Paradigm Midstream announced a new 70 mile pipeline with up to 120,000 barrels per day of takeaway capacity that will connect McKenzie and Dunn Counties, ND, to the Pioneer Terminal in 2014.
•	Executed new credit facility to finance Dakota Plains’ $25 million share of the Pioneer Terminal expansion.
•	Subsequent to the second quarter, announced agreement with UNIMIN to operate a 750,000 ton per year frac sand terminal to be constructed by UNIMIN at the Pioneer Terminal.
•	Restricted cash totals $28.5 million, a portion of which will be utilized for funding of the Pioneer Terminal expansion.

Chairman and Chief Executive Officer, Craig McKenzie, said, “Despite macro-economic conditions that resulted in a collapsed spread between Brent and WTI oil pricing, we continue to grow the company efficiently. We were very pleased to work with Paradigm Midstream and jointly announce the planned construction of a new crude oil pipeline to the Pioneer Terminal. We secured financing for the Pioneer Terminal expansion, increased our fleet of trucks from 14 to 22, negotiated our first inbound commodity supply business with UNIMIN, and equally as important we demonstrated the strength of our location during a highly competitive period.”

Mr. McKenzie continued, “The volumes available to rail were down substantially by the end of the second quarter. During the second quarter, DAKP’s volumes were resilient and resulted in an improved market share as we remained competitive with our low cost structure and vertical integration. We believe the longer term outlook for crude production growth in the Williston Basin and the continued reliance on transport by rail underpin our strategy to grow and fully build out the Pioneer Terminal.”

Second Quarter 2013 Financial Results

The Company reported a net loss of $(0.6) million for the three months ended June 30, 2013, compared to net income of $3.4 million for the three months ended June 30, 2012. The net loss for the second quarter was driven by a significant decrease in margins experienced within our marketing joint venture primarily as a result of the narrowing of the price spread between Brent and WTI. General and administrative expenses were $2.5 million for the three months ended June 30, 2013, compared to $0.6 million for the three months ended June 30, 2012. The increase was mostly due to the recognition of share-based compensation to the board of directors and new employees. Of the $2.5 million expense, non-cash and one-time provisions represent approximately $1.6 million.

Income from the Company’s investment in the transloading joint venture was $1.4 million for the three months ended June 30, 2013, compared to $1.0 million for the three months ended June 30, 2012. The total volume transloaded by the transloading joint venture increased 27% to 2.3 million barrels of oil compared to 1.8 million barrels of oil for the three months ended June 30, 2012. Income from the Company’s investment in the marketing joint venture was $0.9 million for the three months ended June 30, 2013, compared to $5.7 million for the three months ended June 30, 2012. The decrease primarily was due to a decline in marketing margins for the quarter. The total number of barrels sold by the marketing joint venture increased 34% to 2.6 million barrels of oil, compared to 1.9 million barrels of oil for the three months ended June 30, 2012. Income from the Company’s investment in the trucking joint venture was $136,000 for the three months ended June 30, 2013, during which time the joint venture hauled 1.3 million barrels of oil. The trucking joint venture increased its fleet of trucks from 14 to 22 for the three months ended June 30, 2013, in preparation for trucking for third parties to destinations other than New Town, North Dakota. The trucking joint venture was not operational during the second quarter of 2012.

The Company recognized rental income of $100,000 for the three months ended June 30, 2013, compared to $78,000 for the three months ended June 30, 2012. The increase in rental income was due to the June 2012 and January 2013 renegotiations of the lease agreement to reflect the additional acreage added to the Pioneer Terminal.

Adjusted EBITDA for the second quarter ended June 30, 2013 was $1.5 million compared to $6.3 million for the second quarter of 2012.

Restricted and free cash was $29.5 million at the end of June 30, 2013.

Year-to-Date 2013 Financial Results

Net loss for the six months ended June 30, 2013 was $5,000, or $0.00 per diluted share compared to a net loss of $12.5 million, or $(0.32) per diluted share in the same period of 2012, which was primarily due to interest expense recorded in the first half of 2012 related to the additional payment provision of the derivative liability equal to $28.3 million, recorded in the first half of 2012. The net loss for the six months year-to-date of 2013 was primarily the result of the decrease in margins within our marketing joint venture, as well as increases in our non-cash and one-time general and administrative expenses. Transloading income increased 35% to $2.8 million from $2.1 million during the same period last year. Trucking income was $198,000 with no comparable period in 2012 since this joint venture commenced in September 2012. Marketing income decreased to $2.7 million from $7.6 million last year, due to a decrease in margins in the joint venture as a result of the significant narrowing of the price spread between Brent and WTI experienced in the second quarter. Adjusted EBITDA for the six months ended June 30, 2013 was $3.9 million compared to $8.6 million for the same period in 2012. The decrease was primarily due to the decrease in the income from our investments in our marketing joint venture which occurred in the second quarter of 2013.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. (“Dakota Plains”) (OTC: DAKP) is an integrated midstream energy company, which competes through its 50/50 joint ventures to provide customers with crude oil off take services that include marketing, transloading and trucking of crude oil and related products. Direct and indirect company assets include a proprietary trucking fleet, a transloading facility located in Mountrail County, North Dakota, which is centrally located within the Bakken formation, and over 1,000 railroad tank cars.

Dakota Plains is uniquely positioned to exploit crude oil ‘export’ opportunities within the Williston Basin of North Dakota and Montana, which is the largest onshore oil production source in North America, where the lack of available pipeline capacity provides a long-term and increasing surplus of crude oil available for core business of the company.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K, filed March 14, 2013, as may be amended and supplemented by subsequent reports from time to time.

For more information, please contact:

Company Contact	Investor Contact
Tim Brady, CFO	Peter Seltzberg, Hayden IR
tbrady@dakotaplains.com	peter@haydenir.com
Phone: 952.473.9950	Phone: 646.415.8972
www.dakotaplains.com	www.haydenir.com

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

ASSETS

	June 30, 2013	December 31, 2012
CURRENT ASSETS
Cash and Cash Equivalents	$866,956	$2,340,083
Accounts Receivable	145,766	—
Prepaid Expenses	403,850	30,632
Due from Related Party	159,072	81,175
Deferred Tax Asset	1,266,000	1,414,000
Total Current Assets	2,841,644	3,865,890

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	2,308,114	2,329,660
Other Property and Equipment	203,678	45,292
Total Property and Equipment	5,678,641	5,541,801
Less - Accumulated Depreciation	509,691	424,833
Total Property and Equipment, Net	5,168,950	5,116,968

PREFERRED DIVIDEND RECEIVABLE	1,065,754	819,178

INVESTMENT IN DPTS MARKETING LLC	21,422,111	21,905,797

INVESTMENT IN DAKOTA PETROLEUM TRANSPORT
SOLUTIONS, LLC	8,033,396	5,331,599

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	138,523	—

FINANCE COSTS, NET	160,683	184,225

DEPOSIT	12,500	—

DEFERRED TAX ASSET	1,954,000	2,441,000

Total Assets	$40,797,561	$39,664,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$310,902	$239,674
Accrued Expenses	111,132	232,905
Income Taxes Payable	303,295	1,028,000
Deferred Rental Income	12,573	20,679
Promissory Notes	4,605,300	—
Total Current Liabilities	5,343,202	1,521,258

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	21,184,199	25,614,683
Other Noncurrent Liabilities	17,500	—
Deferred Rental Income	157,153	165,434
Total Long-Term Liabilities	21,358,852	25,780,117

Total Liabilities	26,702,054	27,301,375

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized;
None Issued or Outstanding	—	—
Common Stock, Par Value $.001; 100,000,000 Shares Authorized, 42,825,577
and 41,839,433 Issued and Outstanding, Respectively	42,825	41,839
Additional Paid-In Capital	19,169,048	17,432,904
Accumulated Deficit	(5,116,366)	(5,111,461)
Total Stockholders’ Equity	14,095,507	12,363,282

Total Liabilities and Stockholders’ Equity	$40,797,561	$39,664,657

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES
Rental Income - Related Party	$99,570	$77,932	$194,769	$158,212

OPERATING EXPENSES
General and Administrative Expenses	2,545,452	585,083	3,989,843	1,344,535
Depreciation and Amortization	43,874	41,340	84,858	82,557
Total Operating Expenses	2,589,326	626,423	4,074,701	1,427,092

LOSS FROM OPERATIONS	(2,489,756)	(548,491)	(3,879,932)	(1,268,880)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	1,364,661	990,271	2,778,921	2,056,902
Income from Investment in DPTS Marketing LLC	906,327	5,663,837	2,672,890	7,552,564
Income from Investment in Dakota Plains Services, LLC	136,374	—	198,429	—
Interest Expense (Net of Interest Income)	(900,408)	(745,694)	(1,791,213)	(28,325,938)
Total Other Income (Expense)	1,506,954	5,908,414	3,859,027	(18,716,472)

INCOME (LOSS) BEFORE TAXES	(982,802)	5,359,923	(20,905)	(19,985,352)

INCOME TAX EXPENSE (BENEFIT)	(389,000)	2,004,385	(16,000)	(7,471,015)

NET INCOME (LOSS)	$(593,802)	$3,355,538	$(4,905)	$(12,514,337)

Net Income (Loss) Per Common Share – Basic	$(0.01)	$0.08	$(0.00)	$(0.32)

Net Income (Loss) Per Common Share – Diluted	$(0.01)	$0.08	$(0.00)	$(0.32)

Weighted Average Shares Outstanding - Basic	41,854,205	40,522,712	41,637,609	38,613,702

Weighted Average Shares Outstanding - Diluted	41,854,205	42,259,615	41,637,609	38,613,702

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,905)	$(12,514,337)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Depreciation and Amortization	84,858	82,557
Amortization of Debt Discount	174,816	—
Amortization of Finance Costs	33,325	—
Loss on Derivative Liability	—	27,311,800
Deferred Income Taxes	635,000	(7,474,000)
Share-Based Consulting Fees	224,992	—
Increase (Decrease) in Deferred Rental Income	(19,052)	50,610
Income from Investment in Dakota Petroleum Transport Solutions, LLC	(2,778,921)	(2,056,902)
Income from Investment in DPTS Marketing LLC	(2,672,890)	(7,552,564)
Income for Investment in Dakota Plains Services, LLC	(198,429)	—
Non-cash Rental Income	(7,747)	(40,493)
Amortization of Deferred Rent	(500)	—
Share-Based Compensation	1,859,267	198,276
Changes in Working Capital and Other Items:
Increase in Accounts Receivable	(145,766)	—
Increase in Prepaid Expenses	(152,289)	(80,529)
Increase in Due from Related Party	(77,897)	—
Increase in Accounts Payable	52,561	139,063
Decrease in Income Taxes Payable	(724,705)	—
Increase (Decrease) in Accrued Expenses	(127,773)	408,508
Decrease in Deferred Rental Income	(8,106)	(104,485)
Increase in Other Assets	(12,500)	—
Net Cash Used In Operating Activities	(3,866,661)	(1,632,496)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(94,173)	(6,417)
Cash Received from DPTS Marketing LLC	2,910,000	—
Cash Received from Dakota Plains Services, LLC	59,906	—
Cash Received from Dakota Petroleum Transport Solutions, LLC	95,642	1,017,819
Net Cash Provided By Investing Activities	2,971,375	1,011,402

CASH FLOWS FROM FINANCING ACTIVITIES
Finance Costs Paid	(9,783)	—
Repurchase of Common Stock	(568,058)	—
Net Cash Used In Financing Activities	(577,841)	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,473,127)	(621,094)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	2,340,083	1,753,665

CASH AND CASH EQUIVALENTS – END OF PERIOD	$866,956	$1,132,571

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$1,583,197	$537,050
Cash Paid During the Period for Income Taxes	$73,705	$2,985

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$49,467	$30,800
Satisfaction of Derivative Liability with Common Stock	$—	$5,187,850
Promissory Notes Issued to Satisfy Derivative Liability	$—	$27,663,950
Fair Value of Warrants Issued for Consulting Fees	$208,663	$—
Preferred Dividend Receivable	$246,576	$249,316